UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GENON ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Second Quarter 2012 Earnings August 9, 2012
Safe Harbor In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as "may," "will," "should," "could," "objective," "projection," "forecast," "goal," "guidance," "outlook," "expect," "intend," "seek," "plan," "think," "anticipate," "estimate," "predict," "target," "potential" or "continue" or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, our and the combined company's future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party's views of economic and market conditions, and the expected timing of the completion of the proposed transaction. Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, antitrust, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness. Additional information concerning other risk factors is contained in GenOn's most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission ("SEC") filings. Many of these risks, uncertainties and assumptions are beyond GenOn's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn, the proposed transaction, the combined company or other matters and attributable to GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. 2
Safe Harbor Additional Information And Where To Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which NRG or GenOn may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GENON AND NRG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. NRG and GenOn make available free of charge at www.nrgenergy.com and www.genon.com, respectively (in the "Investor Relations" section), copies of materials they file with, or furnish to, the SEC. Participants In The Merger Solicitation NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GenOn and NRG in connection with the proposed transaction. Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Non-GAAP Financial Information The following presentation includes "non-GAAP financial measures" as defined in Regulation G under the Securities Exchange Act of 1934, as amended. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix. This presentation is available in the Investor Relations section of our web site at www.genon.com. Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings and cash flow. 3
Edward R. Muller Chairman and CEO Second Quarter 2012 Earnings August 9, 2012
Merger Highlights Merger with NRG will deliver $300 million in annual transaction benefits by 2014 $175 million in annual cost synergies $25 million in annual operational efficiency synergies $100 million in annual balance sheet efficiencies Combined company will be largest competitive power generation company in the U.S. 47,000 MWs of generating capacity Increased scale and additional geographic diversity GenOn stockholders will receive 20.6% premium based on closing prices of both stocks as of July 20 0.1216 shares of NRG in exchange for each share of GEN 5
Merger Progress GenOn and NRG stockholder approvals Special meetings - 4th quarter Regulatory approvals New York State Public Service Commission - filed August 2 Public Utility Commission of Texas - filed August 3 Federal Energy Regulatory Commission - to be filed this week Department of Justice Hart-Scott-Rodino review - in process Required notices California Public Utilities Commission - filed July 31 Nuclear Regulatory Commission - filed August 1 6 Merger expected to close by first quarter of 2013
GenOn Highlights Plants to be deactivated on October 1, 2012 have been operating frequently throughout the heat wave in the east Elrama unit 4 Niles unit 1 Potomac River units 1-5 Generating fleet continues to run well Marsh Landing is on schedule and on budget 7
RPM Auction Locked in over $500 million of RPM capacity revenue for planning year 2015/2016 Results were within expected range MOPR did not function properly Subsidized generation distorted the market Pursuing "bright line" tests for MOPR 8
9 Hedge Levels Aggregate1 Baseload Coal1 Shaded boxes represent net additions since April 9, 2012; empty boxes represent net decreases since April 9, 2012. 2012 represents balance of year (August - December). Power hedges include hedges with both power and natural gas. Based on expected generation as of July 9, 2012 2012 2013 2014 2015 2016 2012 2013 2014 2015 2016 Power3 Fuel 2 2 2
J. William Holden Executive Vice President and CFO Second Quarter 2012 Earnings August 9, 2012
Financial Results 2Q 2Q 2Q YTD YTD YTD ($ millions) 2012 2011 Variance 2012 2011 Variance Energy1 $ 62 $ 151 $ (89) $ 84 $ 320 $ (236) Contracted and capacity 188 220 (32) 366 455 (89) Realized value of hedges 112 65 47 276 145 131 Adjusted gross margin1 $ 362 $ 436 $ (74) $ 726 $ 920 $ (194) Adjusted operating and other expenses (290) (332) 42 (553) (611) 58 Adjusted EBITDA $ 72 $ 104 $ (32) $ 173 $ 309 $ (136) 11 Excludes (a) unrealized gains and losses, (b) lower of cost or market inventory adjustments, net, (c) advance settlement of out-of-market contract obligation and (d) costs to deactivate generating facilities (capacity penalties). Energy - reduced generation volumes because of contracting dark spreads in Western & Eastern PJM and lower energy marketing contribution, partially offset by improved spark spreads Contracted and capacity - lower PJM capacity prices Adjusted operating and other expenses: 2Q - lower project, outage and maintenance expenses YTD - lower project, outage and maintenance expenses; Mirant/RRI merger cost synergies
Debt and Liquidity ($ millions) June 30, 2012 Amortizing term loan due 2017 $ 688 Senior unsecured notes due 2014 - 2020 2,525 GenOn Americas Generation senior notes due 2021 and 2031 850 GenOn Marsh Landing project finance due 2017 and 2023 255 Capital leases due 2015 16 Total debt1 $ 4,334 Cash and cash equivalents2 $ 1,677 Revolver and letters of credit available3 504 Total available liquidity2,3 $ 2,181 Funds on deposit: Cash collateral for energy trading and marketing $ 153 Cash collateral for other operating activities4 62 Cash collateral for surety bonds 34 Marsh Landing development project cash collateral 85 Environmental compliance deposits 35 Other 27 Total funds on deposit $ 396 12 Excludes unamortized debt discounts and adjustments to fair value of debt of $(57) million. Includes $355 million of collateral posted to GenOn. Excludes availability under GenOn Marsh Landing credit facility. Includes $32 million related to the Potomac River escrow.
Capital Expenditures ($ millions) 2012E 2013E Maintenance $ 113 $ 133 Environmental Maryland Healthy Air Act 108 - Other1 45 119 Construction Marsh Landing 355 56 Other 18 - Other 14 10 Total capital expenditures2 $ 653 $ 318 Project financings for Marsh Landing (355) (38) Funds on Deposit for MD Healthy Air Act (108) - Capital expenditures to be paid from cash $ 190 $ 280 13 $28 million and $82 million related to MATS, HEDD and water regulations in 2012 and 2013, respectively. Includes capitalized interest related only to Marsh Landing. Expected normalized maintenance capital expenditures ~$115 million/year decreasing to ~$110 million/year after deactivations
Summary 14 Merger with NRG will deliver immediate value for stockholders of both companies who will benefit from: $300 million in annual transaction benefits Increased scale Additional geographic diversity Generating fleet continues to run well Marsh Landing is on schedule and on budget
Second Quarter 2012 Earnings August 9, 2012 Appendix
Fixed Contracted and Capacity 16 Includes actual results through June 2012. Includes cleared capacity auction results for PJM and New England through May 2016. ($ millions) As of July 9, 2012 $853 $950
17 Generation Portfolio Total Generation Capacity 22,670 MWs (as of June 30, 2012) CAISO Southeast (SERC, FRCC) PJM ISO - NE NYISO MISO Operating Segment / Market Net Capacity (MW) Net Capacity (MW) Eastern PJM 6,341 6,341 Western PJM/MISO Western PJM 6,742 6,742 MISO 344 Total Western PJM/ MISO 7,086 California 5,391 5,391 Other Southeast 1,317 1,317 NYISO 1,139 1,139 ISO - NE 1,396 Total Other 3,852 3,852 Total 22,670 22,670
Generation Net MWh Generated Net MWh Generated Net MWh Generated Net MWh Generated Net MWh Generated Net MWh Generated Net MWh Generated 2Q 2Q 2Q YTD YTD YTD 2012 2011 2012 2011 Baseload1 Western PJM/MISO 3,199,217 4,756,825 7,035,057 9,765,696 Eastern PJM 1,373,856 2,612,130 2,605,972 6,123,408 California - - - - Other 600,709 487,080 941,290 864,402 Total Baseload 5,173,782 7,856,035 10,582,319 16,753,506 Intermediate1 Western PJM/MISO 7,969 (97) 8,391 (2,120) Eastern PJM 1,371,198 247,970 1,591,683 265,994 California 154,283 93,048 172,030 126,268 Other 29,888 67,429 34,611 85,712 Total Intermediate 1,563,338 408,350 1,806,715 475,854 Peaking1 Western PJM/MISO 25,546 27,357 18,304 26,158 Eastern PJM 44,829 34,220 54,678 51,398 California 1,755 1,768 1,755 1,560 Other 132,870 88,547 164,268 99,876 Total Peaking 205,000 151,892 239,005 178,992 Total GenOn 6,942,120 8,416,277 12,628,039 17,408,352 18 Based on design capability.

Expected Changes in Generation Fleet

GenOn.

Plant	Location	MWs	Planned Deactivation / Commercial Operation Date	Driver
Units to be deactivated				
Elrama unit 4[1]	PA	171	October 2012	MATS and market conditions
Niles unit 1[1]	OH	109	October 2012	
Potomac River	VA	482	October 2012	Agreement with the City of Alexandria, VA
Contra Costa	CA	674	May 2013	Expiration of PPA
Portland	PA	401	January 2015	Cumulative effect of various environmental regulations
Avon Lake	OH	732	April 2015	MATS
New Castle	PA	330	April 2015	MATS
Shawville	PA	597	April 2015	Cumulative effect of various environmental regulations
Titus	PA	243	April 2015	MATS
Glen Gardner	NJ	160	May 2015	NJ High Energy Demand Day (HEDD) regulations
Total fleet reductions		**3,899**		
Fleet addition				
Marsh Landing	CA	719	Mid-2013	Under construction – on schedule and on budget

19,490 MWs of generating capacity after 2015

19

1. Operating until October 1, 2012 under RMR arrangements filed with FERC.
Expected Environmental Investments 20 Expect investments of $603 - $742 million in major controls to meet current and anticipated environmental rules Plant Location Control Technology Expected Timing Driver Investments ($ millions) Kendall MA Backpressure steam turbine + air-cooled condenser 2012 - 2014 Water regulations $32 - $35 Gilbert NJ SCR 2012 - 2015 New Jersey HEDD regulations $129 - $151 Sayreville NJ SCR 2012 - 2015 New Jersey HEDD regulations $129 - $151 Werner NJ SCR 2012 - 2015 New Jersey HEDD regulations $129 - $151 Conemaugh PA Scrubber upgrade + SCR 2011 - 2015 MATS $841 Mandalay CA Variable speed pumps 2018 - 2019 Water regulations $17 - $20 Ormond Beach CA Variable speed pumps 2018 - 2019 Water regulations $17 - $20 Chalk Point - Unit 2 MD SCR 2018 - 2021 More stringent PM2.5 and Ozone NAAQS $341 - $452 Dickerson MD SCR 2018 - 2021 More stringent PM2.5 and Ozone NAAQS $341 - $452 Based on GenOn leased percentage.
21 Other PJM/MISO, Southern California and Southeast SEC filers Operating entities Borrowers and guarantors of GenOn Energy secured revolving credit facility & term loan Debt Structure GenOn Energy, Inc.1 GenOn Energy, Inc.1 Unsecured notes 7.625% due 2014 $575 $788 revolver due 20152 - Unsecured notes 7.875% due 2017 725 Amortizing term loan due 20172 688 Unsecured notes 9.5% due 2018 675 Unsecured notes 9.875% due 2020 550 New York, New England and Northern California Generating Assets Excludes $(57) million unamortized debt discounts and adjustments to fair value of debt. GenOn Americas (a direct subsidiary of GenOn Energy) and GenOn Energy are co-borrowers of the credit facility debt. The present values of lease payments for GenOn Mid-Atlantic and REMA operating leases are $826 million and $469 million, respectively. As of June 30, 2012 GenOn Americas Generation1 GenOn Americas Generation1 Senior Notes 8.5% due 2021 $450 Senior Notes 9.125% due 2031 400 GenOn Marsh Landing (project financing) GenOn Marsh Landing (project financing) $150 Senior secured facility due 2017 $ - $155 Senior secured amortizing term loan due 2017 79 $345 Senior secured amortizing term loan due 2023 176 GenOn Mid-Atlantic $16 capital lease Operating leases3 ($ millions) REMA Operating leases3

Organizational Structure

GenOn

As of June 30, 2012

GenOn Energy, Inc.
(22,670 MWs)

GenOn Marsh Landing
(719 MWs)[1]

- Marsh Landing

GenOn Americas Generation

GenOn Mid-Atlantic
(5,209 MWs)

- Chalk Point
- Dickerson
- Morgantown
- Potomac River

New York, New England and Northern California
(4,520 MWs)

- Bowline
- Canal
- Contra Costa
- Kendall
- Martha's Vineyard
- Pittsburg

REMA
(3,419 MWs)

- Blossburg
- Conemaugh
- Gilbert
- Glen Gardner
- Hamilton
- Hunterstown CT
- Keystone
- Mountain
- Orrtanna
- Portland
- Sayreville
- Shawnee
- Shawville
- Titus
- Tolna
- Warren
- Werner

Other PJM/MISO, Southern California and Southeast
(9,522 MWs)

- Aurora
- Avon Lake
- Brunot Island
- Cheswick
- Choctaw
- Coolwater
- Ellwood
- Elrama 4
- Etiwanda
- Hunterstown CCGT
- Mandalay
- New Castle
- Niles 1
- Ormond Beach
- Osceola
- Sabine
- Seward
- Shelby

22

1. Under construction, expected to be complete mid-2013; therefore, not included in total MWs.

Reg G: Adjusted Net Loss to Adjusted EBITDA and Adjusted Gross Margin

GenOn

($ millions)	2Q		YTD	
	2011	2012	2011	2012
Net Loss	$ (138)	$ (228)	$ (249)	$ (260)
Unrealized losses	18	142	97	42
Mirant/RRI merger-related costs	14	2	37	4
Lower of cost or market inventory adjustments, net	(4)	3	(12)	44
(Gain) loss on early extinguishment of debt	(1)	-	23	-
Major litigation costs, net of recoveries	7	2	7	4
Reversal of Montgomery County carbon levy assessment	(8)	-	(8)	-
Large scale remediation and settlement costs	30	(3)	30	(3)
Costs to deactivate generating facilities	-	3	-	38
Advance settlement of out-of-market contract obligation	-	-	-	(20)
Reversal of Potomac River settlement obligation	-	(31)	-	(31)
Gain on sales of assets	-	-	-	(6)
Other, net	-	3	-	5
Adjusted Net Loss	$ (82)	$ (107)	$ (75)	$ (183)
Provision for income taxes	-	4	3	4
Interest expense, net	96	85	205	174
Depreciation and amortization	90	90	176	178
Adjusted EBITDA	$ 104	$ 72	$ 309	$ 173
Adjusted operating and other expenses	332	290	611	553
Adjusted Gross Margin	$ 436	$ 362	$ 920	$ 726
Unrealized losses	(18)	(142)	(97)	(42)
Lower of cost or market inventory adjustments, net	4	(3)	12	(44)
Costs to deactivate generating facilities (capacity penalties)	-	(2)	-	(2)
Advance settlement of out-of-market contract obligation	-	-	-	20
Gross Margin	$ 422	$ 215	$ 835	$ 658

23

Reg G: Operations and maintenance to adjusted operating and other expenses ($ millions) 2Q 2Q YTD YTD 2011 2012 2011 2012 Operations and maintenance $ 372 $ 264 $ 677 $ 572 (Gain) loss on sales of assets, net 2 - 1 (8) Other, net - - 22 (2) Operating and other expenses $ 374 $ 264 $ 700 $ 562 Mirant/RRI merger-related costs (14) (2) (37) (4) Costs to deactivate generating facilities (excluding capacity penalties) - (1) - (36) (Gain) loss on early extinguishment of debt 1 - (23) - Gain on sales of assets - - - 6 Reversal of Potomac River settlement obligation - 31 - 31 Major litigation costs, net of recoveries (7) (2) (7) (4) Reversal of Montgomery County carbon levy assessment 8 - 8 - Large scale remediation and settlement costs (30) 3 (30) 3 Other, net - (3) - (5) Adjusted operating and other expenses $ 332 $ 290 $ 611 $ 553 24